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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JOE'S JEANS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JOE'S JEANS INC.
2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700

March 11, 2013

Dear Stockholder:

        You are cordially invited to attend the 2013 annual meeting of stockholders of Joe's Jeans Inc., or Joe's, which will be held at the DoubleTree by Hilton Hotel Los Angeles—Commerce, 5757 Telegraph Road, Commerce, California 90040, on Monday, April 8, 2013. The 2013 annual meeting of stockholders will begin promptly at 2:00 p.m. local time.

        The accompanying notice of annual meeting and proxy statement, which you are urged to read carefully, provides important information regarding the business to be conducted at the annual meeting.

        You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope or vote by telephone or Internet, whether or not you plan to attend the annual meeting. If you attend the meeting, you may vote in person even if you have previously submitted a proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. If you hold your shares in "street name" (that is, through a broker, bank or other nominee), please complete, date and sign the voting instruction form that has been provided to you by your broker, bank or other nominee and promptly return it in the enclosed envelope or review the instructions in the materials forwarded by your broker, bank or other nominee regarding the option, if any, to vote on the Internet or by telephone. If you hold your shares directly and plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy. If you hold your shares in "street name" and plan to attend the meeting in person, please remember to bring a form of personal identification with you and proof of beneficial ownership.

        On behalf of the Board of Directors, I thank you for your support and continued interest in our company.

Sincerely,

Samuel J. Furrow CHAIRMAN OF THE BOARD OF DIRECTORS JOE'S JEANS INC.

        This notice of annual meeting and proxy statement and proxy are first being mailed on or about March 13, 2013 to our common stockholders.

JOE'S JEANS INC.
2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, APRIL 8, 2013

Time and Date	2:00 p.m., local time on Monday, April 8 , 2013
Place	DoubleTree by Hilton Hotel Los Angeles—Commerce, 5757 Telegraph Road, Commerce, California 90040
Items of Business
(1) To elect the eight director nominees named in the attached proxy statement to serve on the Board of Directors until the 2014 annual meeting of stockholders or until their respective successors are elected and qualified;
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2013; and
(3) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Record Date	You can vote if, at the close of business on February 21, 2013, you were a holder of record of our common stock.
Proxy Voting
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card or by telephone or Internet, or if you hold your shares in street name using the voting instruction card provided by your broker, bank or nominee, or by accessing the website or toll-free number indicated on the voting instructions accompanying your proxy card to vote via the Internet or phone.

        The Board of Directors unanimously recommends that you vote to:

  •
  elect the eight director nominees named in the attached proxy statement; and

  •
  ratify the appointment of auditors as described in detail in the accompanying proxy statement.

        Pursuant to the rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 8, 2013. This proxy statement and our 2012 Annual Report are available free of charge at http://www.joesjeans.com/2013proxy.

By Order of the Board of Directors,

Samuel J. Furrow Chairman of the Board of Directors Commerce, California March 11, 2013

i

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

        When we use the words "anticipate," "estimate," "project," "intend," "expect," "plan," "believe," "should," "likely" and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and any other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

        These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting our best judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K for the year ended November 30, 2012 filed with the SEC on February 21, 2013 and our subsequently filed quarterly reports on Form 10-Q. You should read and consider carefully the information about these and other risks set forth under the caption "Risk Factors" in such filings.

        As used in this proxy statement, the terms "we," "us," "our," "Joe's," and "Joe's Jeans" refer to Joe's Jeans Inc. and our subsidiaries and affiliates, unless the context indicates otherwise.

 QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

        Although we encourage you to read the proxy statement in its entirety, we include these "Questions and Answers" to provide background information and brief answers to several questions that you may have about the proxy materials in general.

Q:    Why am I receiving these materials?

A:
The Board of Directors of Joe's, or our Board of Directors, is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on Monday, April 8, 2013. Our common stockholders are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:    What information is contained in this proxy statement?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, information including compensation concerning directors and our most highly paid executive officers, and certain other required information.

Q:    What proposals will be voted on at the annual meeting?

A:
The proposals scheduled to be voted on at the annual meeting are:

          (1)   To elect the eight director nominees to serve on the Board of Directors until the 2014 annual meeting of stockholders or until their respective successors are elected and qualified;

          (2)   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2013; and

          (3)   Such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

  We will also consider any other business that properly comes before the annual meeting.

Q:    How does the Board of Directors recommend that I vote?

A:
Our Board of Directors unanimously recommends that you vote your shares:

•
"FOR" each of the eight director nominees to the Board of Directors; and

•
"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2013.

Q:    What shares can I vote?

A:
Each share of our common stock issued and outstanding as of the close of business on February 21, 2013, or the Record Date, is entitled to vote for all proposals being voted upon at the annual meeting. You may cast one vote per share of common stock held by you as of the Record Date. These shares include shares that are (1) held directly in your name as the common stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. As of the Record Date, we had 68,071,819 shares of common stock issued and outstanding (including the addition of certain shares we hold as treasury shares in a segregated brokerage account) and 840 common stockholders of record.

Q:    What is the difference between holding shares as a common stockholder of record and as a beneficial owner?

A:
Most of our common stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Common Stockholder of Record

  If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered with respect to those shares the common stockholder of record and these proxy materials are being sent directly to you by us. As the common stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use and have provided instructions on how to vote by Internet or telephone.

  Beneficial Owner

  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares of our common stock held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered with respect to those shares the common stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the common stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares at the annual meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also be able to vote your shares by Internet or telephone as described below under "How can I vote my shares without attending the annual meeting?"

Q:    How can I attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you are a Joe's common stockholder of record as of the close of business on the Record Date or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a common stockholder of record, but hold the shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to February 21, 2013, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q:    How can I vote my shares in person at the annual meeting?

A:
Shares held in your name as the common stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from your broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:    How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the common stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a common stockholder of record, you may vote by submitting a proxy card, which is accompanying this proxy statement. If you hold shares beneficially in street name, you may vote by submitting a voting instruction card to your broker, bank or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card, or for shares held beneficially in street name, please follow the instructions included in the proxy materials provided to you by your broker, bank or nominee or on your voting instruction card.

  By Mail—Our common stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-paid, pre-addressed envelope. Our common stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their broker, bank or nominee and mailing them in the accompanying pre-paid, pre-addressed envelope.

  By Internet—Our common stockholders of record or those who hold shares beneficially in street name may vote by accessing the website specified on the proxy cards provided by us or the voting instruction cards provided by their brokers, banks or nominees, respectively. Please check the voting instruction card for Internet voting availability, as applicable.

  By Telephone—Our common stockholders of record or those who hold shares beneficially in street name may vote by phone by calling the number specified on the proxy cards provided by us or the voting instruction cards provided by their brokers, banks or nominees, respectively. Please check the voting instruction card for telephone voting availability, as applicable.

Q:    May I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. If you are a common stockholder of record, you may change your vote by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy), by providing written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting alone will not cause your previously granted proxy to be revoked. To revoke a previously granted proxy, you must specifically request or vote in person at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:    Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual common stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. If a common stockholder submits a proxy card with a written comment, then that proxy card will be forwarded to our management.

Q:    How many shares must be present or represented to conduct business at the annual meeting?

A:
The quorum requirement for holding the annual meeting and for transacting business is that the holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

  •
  are present and vote at the annual meeting; or

  •
  properly submit a proxy card or vote over the Internet or by telephone.

  Abstentions and broker non-votes will be counted as present for the purpose of determining the existence of a quorum at the annual meeting.

Q:    How are votes counted?

A:
For the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" for one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST" the proposal. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

Q:    What happens if I do not give specific voting instructions?

A:
If you hold shares that are registered directly in your name with our transfer agent, and you sign and return a proxy card without giving specific voting instructions, the proxyholder will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and, with respect to any other matters that properly come before the annual meeting, as the proxyholder may determine in his discretion.

  If you hold your shares through a broker, bank or other nominee and you do not provide your broker with specific voting instructions, your broker may vote your shares on routine matters, but not on non-routine matters. As a result, your broker may not vote your shares without your instructions with respect to Proposal 1 (election of directors) because it is a non-routine matter, but may vote your shares without your instructions with respect to Proposal 2 (ratification of independent registered public accounting firm) because this matter is considered routine.

Q:    Who will count the vote?

A:
A representative of Continental Stock Transfer and Trust Company will tabulate the votes up until the morning of the meeting. At the meeting, our inspector of election will tabulate the votes.

Q:    Who will serve as inspector of election?

A:
Ms. Lori Nembirkow, our Corporate Secretary, will serve as our inspector of election.

Q:    What is the voting requirement to approve each of the proposals?

A:
For the election of directors, the eight nominees receiving a plurality of "FOR" votes at the annual meeting will be elected. The ratification of our independent registered public accounting firm will require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker has not received voting insturctions from the beneficial owner of shares held in street name, and the broker does not have or declines to exercise discretionary authority to vote those shares. Therefore, if the broker is not instructed with respect to Proposal 1, the shares will constitute broker non-votes. In tabulating the voting results for this proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not be counted in the vote total and will have no effect on the vote. Brokers have the discretion to vote your shares with respect to Proposal 2 because it is a routine matter. Abstentions have no effect on the election of directors (Proposal 1). For the proposal to ratify our independent registered public accounting firm, abstentions will have the same effect as votes against the matter.

Q:    What happens if additional proposals are presented at the annual meeting?

A:
Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxyholder, Marc Crossman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees for our Board of Directors is not available as a candidate, the person named as proxyholder will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:    What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a common stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and/or voting instruction card that you receive.

Q:    Who will bear the costs of soliciting votes for the annual meeting?

A:
We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. To further assist in the solicitation process, we may hire a proxy solicitation firm such as Alliance Advisors LLC to solicit proxies by personal interviews, telephone, telegram or otherwise. If we hire them, we expect to pay to them an initial fee of approximately $6,500 and additional compensation on an as-needed basis for telephone solicitation and solicitations made by other means.

Q:    Can I access the Notice of Annual Meeting, Proxy Statement and 2012 Annual Report on Form 10-K on the Internet?

A.
The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report on Form 10-K are available at http://www.joesjeans.com/2013proxy.

Q:    Where can I find the results of the annual meeting?

A:
We will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting.

Q:    Where can I obtain a copy of Joe's Annual Report on Form 10-K for the year ended November 30, 2012?

A:
A copy of our Annual Report on Form 10-K for the year ended November 30, 2012 is enclosed with this proxy statement and available at http://www.joesjeans.com/2013proxy.

Q:    What if I share an address with another common stockholder?

A:
In some instances, we may deliver to multiple common stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a common stockholder sharing an address with another common stockholder. Requests by phone should be directed to our Corporate Secretary at (323) 837-3700 and requests in writing should be sent to Joe's Jeans Inc., Attention: Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. Our common stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

Q:    What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

A:
You may submit proposals, including director nominations, for consideration at future common stockholder meetings. We expect to hold our 2014 annual meeting of stockholders in or around April of 2014. Our common stockholders may submit proposals that they believe should be voted upon at the 2014 annual meeting consistent with regulations of the SEC and our bylaws.

  Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2014 proxy statement. Any such stockholder proposals must be submitted in writing to and received by the Corporate Secretary of Joe's at 2340 South Eastern Avenue, Commerce, California 90040 no later than November 13, 2014. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

  With respect to any stockholder proposal not submitted pursuant to SEC Rule 14a-8 under the Exchange Act in connection with the 2014 Annual Meeting of Stockholders, the proxy submitted or such meeting will confer discretionary authority to vote on such proposals unless we are notified of such proposal no later than January 29, 2014 and the proponent complies with the other requirements set forth in SEC Rule 14a-4(c) under the Exchange Act.

Q:    How can I communicate with the Board of Directors?

A:
Stockholders may communicate with the Board of Directors by sending a letter to the Board of Directors of Joe's Jeans Inc., c/o Office of Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. Each communication must contain a clear notation indicating that it is a "Stockholder—Board Communication" or "Stockholder—Director Communication," and each communication must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, and illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. The Board of Directors does not believe that the lack of a formal process to communicate with them makes them any less accessible to our common stockholders. All inquiries to date, if any, have been satisfactorily processed and communicated to the appropriate members.

Q:    How do I recommend a candidate for election as a director?

A:
Stockholders may recommend candidates for consideration by the Board of Directors' Nominating and Governance Committee by providing written notice to Joe's Jeans Inc., c/o Office of Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. The written notice must provide the candidate's name, age, business and residence addresses, biographical data, including principal occupation, qualifications, the number and class of our shares, if any, beneficially owned by the candidate, and all other information regarding candidates required by Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as a director must also provide his, her or its name and address, the number and class of shares beneficially owned by the stockholder, a description of all arrangements or understandings relating to the nomination among the stockholder making the nomination, the proposed nominee and any other person or persons (including their names), and all other information regarding the stockholder required by Section 14 of the Exchange Act, the rules and regulations promulgated thereunder and our 7th Amended and Restated Certificate of Incorporation and Amended and Restated bylaws.

JOE'S JEANS INC.
2340 SOUTH EASTERN AVENUE
COMMERCE, CALIFORNIA 90040

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, APRIL 8, 2013

PROPOSAL 1

ELECTION OF DIRECTORS

        Our bylaws provide that our Board of Directors will consist of not less than three directors, with the exact number of directors (subject to such minimum and any range of size established by our common stockholders) to be determined by resolution of our Board of Directors. Currently, the number of directors has been set at eight. At our annual meeting, eight directors will be elected to serve until the 2014 annual meeting of stockholders (which we expect to hold around April of 2014) or until their respective successors are elected and qualified. Our Board of Directors' nominees for election are set forth below.

Q:    What is the vote required to approve Proposal 1?

A:
Our Board of Directors will be elected by a plurality vote. Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of all of the director nominees set forth below. Our Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holder for the election of such other person or persons as the Board of Directors may recommend.

Q:    How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the director nominees listed below.

Q:    What information is provided with respect to nominees to the Board of Directors?

A:
The following table sets forth information regarding our nominees to our Board of Directors:

Name	Age	Position	Year First Elected Director
Samuel J. (Sam) Furrow(1)(3)	71	Chairman of the Board of Directors	1998
Marc B. Crossman	41	Chief Executive Officer, President, and Director	1999
Joe Dahan	45	Creative Director and Director	2007
Joanne Calabrese(2)	55	Director	2012
Kelly Hoffman(2)(3)	54	Director	2004
Thomas F. O'Riordan(1)(3)	56	Director	2006
Suhail R. Rizvi	47	Director	2003
Kent Savage(1)(2)	51	Director	2003

(1)
Member of the Audit Committee

(2)
Member of the Compensation and Stock Option Committee

(3)
Member of the Nominating and Governance Committee

Q:
What is the business experience, key attributes and skills of the nominees for election to our Board of Directors?

A:
The business experience of our nominees for election to our Board of Directors is as follows:

  Samuel J. (Sam) Furrow has served as Chairman of our Board of Directors since October 1998. Mr. Furrow became a member of our Board of Directors in April 1998 and served as our Chief Executive Officer from October 1998 until December 2000. Mr. Furrow also has been Chairman of the Board of Furrow Auction Company, a real estate and equipment sales company with its headquarters in Knoxville, Tennessee, since April 1968; Chairman of Furrow—Justice Machinery Corporation, a six-branch industrial and construction equipment dealer, since 1983; owner of Knoxville Motor Company—Mercedes Benz and Land Rover of Knoxville since December 1980 and July 1997, respectively. Mr. Furrow received his undergraduate and J.D. degrees from the University of Tennessee. Due to Mr. Furrow's extensive background as a business owner and operator, he brings substantial business experience and leadership to the Board of Directors, as well as offering advice and guidance to our management team.

  Marc B. Crossman has served as our Chief Executive Officer since January 2006, our President since September 2004 and a member of our Board of Directors since January 1999. From March 2003 until August 2007, Mr. Crossman served as our Chief Financial Officer. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University. With Mr. Crossman's background as an equity analyst, his tenure with the Company and a member of the Board of Directors since 1999, Mr. Crossman provides strategic guidance and experience for all aspects of our operations, including our capital and strategic matters.

  Joe Dahan has served as the president and head designer for our Joe's Jeans subsidiary since its formation in February 2001, and as Creative Director and a member of our Board of Directors since October 2007. Mr. Dahan is responsible for the design, development and marketing of Joe's products. From 1996 until 2001, Mr. Dahan was the head designer for Azteca Production International, Inc., or Azteca, where he was responsible for the design, development and merchandising of product lines developed by Azteca, a manufacturer of branded and private label denim products. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator. Mr. Dahan's significant experience in the apparel industry brings expertise related to the creative and strategic direction of our brand from season to season and our operational matters.

  Joanne Calabrese has served as a member of our Board of Directors since March 2012. Since July 2012, Ms. Calabrese has served as Senior Vice President—Retail Merchandising for Fossil, Inc., a publicly-traded global retailer specializing in the design, innovation and marketing of fashion lifestyle and accessory items, including, watches, handbags and clothing. From 2007 until July 2012, Ms. Calabrese served as founder and owner of jcr3, a retail consulting firm specializing in the merchandising, marketing, multi-channel retailing and strategic planning for global retail expansion. Prior to her consulting practice, from 2001 until 2006, Ms. Calabrese served as President of the Americas region for The Body Shop, a personal care retailer with 450 stores in the United States, Mexico, and Canada. Ms. Calabrese has also previously served in executive positions for other well-known retail companies, such as the Gap, Inc., Macy's Inc., and DFS Group, the operator of Duty Free Shops. Ms. Calabrese began her career as a buyer for shoes and fashion accessories at Marshall Field's. Ms. Calabrese's retail and apparel industry knowledge enables her to offer advice and guidance to our management on our expansion and development of our retail stores.

  Kelly Hoffman has served as a member of our Board of Directors since June 2004. Since January 2013, Mr. Hoffman has served as the Chief Executive Officer and Director of Ring Energy, Inc. (OTCBB: RNGE), an oil and gas exploration, development and production company with operations in Texas and Kansas. From December 2011 until January 2013, Mr. Hoffman served as a consultant to numerous companies in the oil and gas industry. From April 2008 until December 2011, Mr. Hoffman served as President of Victory Park Resources, a privately held exploration and production company specializing in the acquisition of oil and gas producing properties in Oklahoma, Texas and New Mexico. From 1998 until September 2009, Mr. Hoffman served as Chairman of the Board of Directors and Chief Executive Officer of Varsity Media Group Inc., a technology and new media company. From 1991 until 1998, Mr. Hoffman owned AOCO Operating, a company that raised capital for the acquisition of property in Texas, Louisiana and New Mexico whereby he purchased over 20,000 acres and drilled over 75 successful oil wells. Mr. Hoffman began his oil and gas career at Amoco Production Company in Texas in various positions. Mr. Hoffman attended Texas Tech University and majored in Business Administration. Mr. Hoffman's experience with starting up, raising capital and running various companies has provided us with practical knowledge and guidance on operations.

  Thomas F. (Tom) O'Riordan has served as a member of our Board of Directors since April 2006. Since August 2009 and from 1988 to 1995, Mr. O'Riordan served as President of Tom O'Riordan & Associates, a sales and marketing company focused on the athletic footwear, apparel and sporting goods industries. From January 2010 until August 2011, Mr. O'Riordan served as Chief Operating Officer of CHEP USA, a global leader in pallet and container pooling services serving many of the world's largest companies. Prior to that, from March 2007 to July 2009, Mr. O'Riordan served as Chief Executive Officer of American Sporting Goods Corporation, a privately held manufacturer and retailer of athletic footwear with such brands as And1, Avia, Ryka, Yukon, Triple 5 Soul, NSS and Nevados. From 2004 to 2007, Mr. O'Riordan acted in an executive consulting and advisory capacity to the senior management team of Fila Holding Company, a publicly traded manufacturer and retailer of branded footwear, apparel and accessories, and to other investment advisors and funds in the retail and consumer products sector. From 1999 to 2004, Mr. O'Riordan served in various executive management capacities with Fila Holding Company, ultimately serving as Chief Executive Officer from 2003 to 2004. From 1995 until 1998, Mr. O'Riordan served as Director of Operations of Adidas America, a publicly traded manufacturer and retailer of branded athletic footwear, apparel and accessories. Mr. O'Riordan began his career in sales for Brooks Shoe Company. Mr. O'Riordan received his B.S. degree in Marketing and Management from Rider University. Mr. O'Riordan's retail, apparel and footwear industry knowledge enables him to offer advice and guidance to our management as we grow our operations and open retail stores.

  Suhail R. Rizvi has served as a member of our Board of Directors since April 2003. Since 2004, Mr. Rizvi has served as founder, Chairman and Chief Investment Officer of Rizvi--Traverse Management LLC and other related funds. Mr. Rizvi has over twenty years of private equity investing experience for his own account and as a fiduciary for institutional investors through various entities or funds as founder, principal or manager. Mr. Rizvi received his B.S. degree in Economics from the Wharton School of the University of Pennsylvania and sits on the Wharton Undergraduate Executive Board. Mr. Rizvi's experience as an executive and private equity investor brings strong financial and strategic expertise to our Board of Directors and management to assist in achieving stockholder value.

  Kent Savage has served as a member of our Board of Directors since July 2003. Since 2000, Mr. Savage has served as the General Partner of Savage Interests LP, a limited partnership for investments. Since 2012, Mr. Savage has also served as co-founder and Chief Executive Officer of Icon.me, LLC. From June 2005 until 2010, Mr. Savage served as Founder and CEO of

  Famecast, Inc., a privately held interactive branded entertainment and contest management company. From January 2004 until June 2005, Mr. Savage served as Chief Executive Officer for Digital Lifestyles Group, Inc., a publicly traded manufacturer and distributor of personal computers, and in connection, Mr. Savage created the hip-e™ computer. Between February 2003 and January 2004, Mr. Savage served in various consulting capacities to start-up companies. From September 2002 until February 2003, Mr. Savage served as co-founder, Chief Sales and Marketing Officer for TippingPoint Technologies (NASDAQ: TPTI), which was acquired by 3Com. From February 1999 until August 2001, Mr. Savage served as co-founder, CEO and President for Netpliance, Inc. From April 1998 until February 1999, Mr. Savage served as General Manager, Broadband for Cisco Systems Inc. Service Provider Line of Business. From July 1996 until April 1998, Mr. Savage served as Vice President, Sales and Marketing for NetSpeed, Inc. Mr. Savage received his B.S. degree in Business from Oklahoma State University, attended University of Virginia's Executive Leadership Program, and received his M.B.A. degree from Southern Methodist University. Mr. Savage's extensive experience as an officer and director at other public companies brings valuable experience and insight regarding our financial and accounting matters to lead our Audit Committee.

Q:    How are the Board of Directors elected and how many meetings were held in fiscal 2012?

A:
Each member of our Board of Directors is elected at the annual meeting of stockholders and serves until the next annual meeting of stockholders or until a successor has been elected and qualified or his earlier death, resignation or removal. Vacancies on the Board of Directors are filled by a majority vote of the remaining Board of Directors. Our Board of Directors manages us through board meetings and through its committees. During our fiscal year ended November 30, 2012, or fiscal 2012, our Board of Directors met or acted through written consent a total of ten times. No incumbent member of our Board of Directors who served as a director in fiscal 2012 attended in person or via teleconference or proxy less than 75% of all the meetings of our Board of Directors and the committees on which he served during fiscal 2012. Although we do not have a formal policy regarding attendance at our annual meeting of stockholders, we attempt to accommodate the schedules of each member of our Board of Directors in choosing a date for our annual meeting of stockholders and our annual meeting of our Board of Directors. In fiscal 2012, all of our members of our Board of Directors attended the annual meeting of our Board of Directors in person and all of the members of our Board of Directors were able to attend our annual meeting of stockholders in person.

Q:    What committees has the Board of Directors formed?

A:
Our Board of Directors has an Audit Committee, Compensation and Stock Option Committee and Nominating and Governance Committee.

  Audit Committee.    The Audit Committee is currently comprised of Messrs. O'Riordan, Furrow and Savage. Mr. O'Riordan serves as Chairman of the Audit Committee. The Audit Committee met or acted through written consent a total of five times in fiscal 2012.

  The principal responsibilities of the Audit Committee are to: (1) assist our Board of Directors in its oversight responsibilities regarding (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent accountant's qualifications and independence and (d) the performance of our internal audit function; (2) prepare the report required by the SEC for inclusion in our annual proxy statement; (3) retain and terminate our independent accountant; (4) approve audit and non-audit services to be performed by the independent accountant; and (5) perform such other functions as our Board of Directors may from time to time assign to the Audit Committee. The Audit Committee has a charter that details its duties and responsibilities, which was initially adopted by our Board of Directors on May 22, 2003, and filed with our revised proxy statement for our annual meeting on April 29, 2004. Our Audit Committee is also primarily responsible for overseeing our financial risks and management's approach to monitoring and controlling exposure related to financial risks. Currently, all Audit Committee members are "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC, and Mr. O'Riordan has also been designated to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC. A copy of the Audit Committee charter can be found on our website at www.joesjeans.com under our Investor Relations heading.

  Compensation and Stock Option Committee.    Currently, the Compensation and Stock Option Committee, or the Compensation Committee, is comprised of Messrs. Hoffman and Savage and Ms. Calabrese. Mr. Hoffman serves as Chairman of the Compensation Committee. The Compensation Committee met or acted through written consent a total of four times in fiscal 2012.

  The principal responsibilities of the Compensation Committee are to (1) assist our Board of Directors in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the company; (2) discharge our Board of Director's responsibilities relating to compensation of our executive officers; (3) evaluate our Chief Executive Officer and set his remuneration package; (4) make recommendations to our Board of Directors with respect to incentive-compensation plans and equity-based plans; and (5) perform such other functions as our Board of Directors may from time to time assign. The Compensation Committee has a charter that details its duties and responsibilities, which was initially adopted by our Board of Directors on May 22, 2003. Currently, all Compensation Committee members are "independent" under NASDAQ listing standards. A copy of the Compensation Committee charter can be found on our website at www.joesjeans.com under our Investor Relations heading. The Compensation Committee also has the ability to delegate its duties as necessary and appropriate, including the ability to delegate certain of its responsibilities under our stock incentive plans.

  Nominating and Governance Committee.    The Nominating and Governance Committee is currently comprised of Messrs. Furrow, Hoffman and O'Riordan. Mr. Furrow serves as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee met a total of two times in fiscal 2012 and met prior to the filing of this proxy statement to propose the above slate of nominees for election to our Board of Directors by our common stockholders for this annual meeting.

  The principal responsibilities of the Nominating and Governance Committee are to (1) assist our Board of Directors in determining the desired experience, mix of skills and other qualities to assure appropriate Board of Directors composition, taking into account the current members and the specific needs of the company and the Board of Directors; (2) identify highly qualified individuals meeting those criteria to serve on our Board of Directors; (3) propose to our Board of Directors a slate of nominees for election by our common stockholders at the annual meeting of stockholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in our Board of Directors composition requirements; (4) develop plans regarding the size and composition of our Board of Directors and its committees; (5) review management succession plans; (6) review the corporate governance guidelines of our Board of Directors at least annually and monitor and make recommendations with respect to the corporate governance principles applicable to the company; and (7) perform such other functions as the Board of Directors may from time to time assign to the Nominating and Governance Committee.

  The Nominating and Governance Committee has a charter that details its duties and responsibilities, which was initially adopted by our Board of Directors on May 22, 2003. Currently, all Nominating and Governance Committee members are "independent" under NASDAQ listing standards. There is no specific procedure outlined in the charter for the Nominating and Governance Committee to consider nominees to our Board of Directors that are recommended by our common stockholders, but such nominees will be considered in accordance with the principal responsibilities of the Nominating and Governance Committee, our bylaws and all applicable rules and regulations relating to such nominations by our common stockholders. Any recommendations by stockholders for nominations to our Board of Directors would be evaluated in a manner similar to how the Nominating and Governance Committee considers all directors. The Nominating and Governance Committee has the responsibility for developing criteria for the selection of new directors and nominees for vacancies. The members of the Nominating and Governance Committee have the discretion to choose candidates that have the desired experience, mix of skills and other qualities to assure appropriate composition while taking into account the current members and the specific needs of our company and our Board of Directors as well as diversity. However, we have no formal policy on diversity. To date, no more specific criteria has been developed than that set forth in the charter. In addition, in July 2011, we engaged an outside consulting firm to assist us with evaluating potential members for our Board of Directors. In connection with this assistance, on March 19, 2012, Joanne Calabrese was elected as a new member of our Board of Directors. A copy of the Nominating and Governance Committee charter, as amended from time to time, can be found on our website at www.joesjeans.com under our Investor Relations heading.

Q:    How are members of the Board of Directors compensated for their service?

A:
Historically, our non-employee directors have been compensated for service through an equity grant or on a cash basis. Our directors are not compensated in any other manner; however, they are reimbursed for travel and business expenses associated with attending our annual meeting if the director's schedule permits such attendance. After the end of our fiscal year for 2011, and during fiscal 2012, the Compensation Committee of the Board of Directors on December 6, 2011, approved grants of restricted stock units, or RSUs, pursuant to our Amended and Restated 2004 Stock Incentive Plan, or Amended Stock Incentive Plan, with a fair market value of $70,000 to each non-employee director, for which the non-employee director had the option to elect all RSUs or 1/3 of the fair market value in cash and 2/3 in RSUs or the entire award in cash to be paid quarterly. The following non-employee directors each received 118,644 RSUs: Sam Furrow and Suhail Rizvi. The following non-employee director received 79,096 RSUs and $23,333 in cash: Kent Savage. Tom O'Riordan and Kelly Hoffman each received $70,000 as a cash retainer. The RSUs vested and the cash amounts were paid on a quarterly basis over the course of 12 months. In addition, in connection with Ms. Calabrese's appointment as a member of our Board of Directors in March 2012, Ms. Calabrese received a grant of RSUs pursuant to our Amended Stock Incentive Plan in the amount of 38,889 shares that would vest on a quarterly basis over the course of 12 months along with a cash payment of $23,333.20 that would be paid in quarterly installments of $5,833.30.

  In November 2012, the Compensation Committee of the Board of Directors approved grants of restricted stock units, or RSUs with a fair market value of $70,000 to each non-employee director, for which the non-employee director had the option to elect all RSUs or 1/3 of the fair market value in cash and 2/3 in RSUs or the entire award in cash to be paid quarterly. The following non-employee directors each received 78,652 RSUs: Sam Furrow and Suhail Rizvi. The following non-employee directors received 52,436 RSUs and $23,332 in cash: Kent Savage and Joanne Calabrese. Tom O'Riordan and Kelly Hoffman each received $70,000 as a cash retainer. The RSUs will vest and the cash amounts will be paid on a quarterly basis over the course of 12 months. This amount was determined based upon the prior year's payment.

Board of Director Fees

	Issued for 2012			Issued for 2011
Name	Fees earned or paid in cash	Stock Awards(1)(2)	Total	Fees earned or paid in cash	Stock Awards(3)	Total
Sam Furrow	$—	$70,000	$70,000	$—	$70,000	$70,000
Suhail Rizvi	—	70,000	70,000	—	70,000	70,000
Kent Savage	23,332	46,668	70,000	23,332	46,668	70,000
Joanne Calabrese	23,332	46,668	70,000	23,333	46,667	70,000
Tom O'Riordan	70,000	—	70,000	70,000	—	70,000
Kelly Hoffman	70,000	—	70,000	70,000	—	70,000

	$186,664	$233,336	$420,000	$186,665	$233,335	$420,000

(1)
Represents or 78,652 or 52,436 shares of RSUs granted to our non-employee directors on November 14, 2012 pursuant to the Amended Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with ASC 718. The RSUs vested or will vest on a quarterly basis over a 12 month period with the first tranche vesting on February 14, 2013. For a discussion on the assumptions made regarding the valuation of the stock awards, please see "Note 7—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended November 30, 2012.

(2)
Represents 38,889 shares of RSUs granted to Ms. Calabrese on March 19, 2012 pursuant to the Amended Stock Incentive Plan in connection with her appointment to our Board of Directors, and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with ASC 718. The RSUs vested on a quarterly basis over a 12 month period with the first tranche vesting on June 19, 2012. For a discussion on the assumptions made regarding the valuation of the stock awards, please see "Note 7—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended November 30, 2012.

(3)
Represents 118,644 or 79,096 RSUs granted to our non-employee directors on December 6, 2011 (subsequent to the end of fiscal 2011 and in fiscal 2012) pursuant to the Amended Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with ASC 718. The RSUs vested on a quarterly basis over a 12 month period with the first tranche vesting on March 6, 2012. For a discussion on the assumptions made regarding the valuation of the stock awards, please see "Note 7—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended November 30, 2012. There were no stock awards made or compensation approved during fiscal 2011.

  Members of our Board of Directors who are employees receive no additional compensation for service as members of our Board of Directors. Members of our Board of Directors who also serve on one or more committees of our Board of Directors do not receive any additional compensation for such service.

Q:    Has our Board of Directors adopted a code of ethics?

A:
Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees on May 22, 2003. Our Code of Business Conduct and Ethics is available on our website at www.joesjeans.com under our Investor Relations heading or you may request a free copy of our Code of Business Conduct and Ethics from our Chief Compliance Officer at our corporate headquarters at the following address: 2340 South Eastern Avenue, Commerce, California 90040 or by calling (323) 837-3700. You may also find a copy of our Code of Business Conduct and Ethics filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended November 29, 2003 filed with the SEC on February 27, 2004.

  To date, there have been no waivers under our Code of Business Conduct and Ethics. We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver granted from a provision of such Code on a Current Report on Form 8-K filed with the SEC within four business days following such amendment or waiver or on our website at www.joesjeans.com within the same time frame. The information contained or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this or any other report that we file or furnish to the SEC.

Q:    What is our Board of Directors' role in risk management and oversight?

A:
Our Board of Directors oversees our risks in an enterprise wide approach to understand our material enterprise risks, including operational, financial, strategic, compliance and reputational risks. First, we have a fully independent Audit Committee that is primarily responsible for overseeing our financial risks and management's approach to monitor and control exposure related to financial risks. Our Audit Committee meets on a quarterly basis and as needed with management, internal auditors and our internal audit consultants to review and discuss these matters. In addition, at the invitation of the Audit Committee, other members of the Board of Directors and management team are also present at these meetings to participate in the discussion on our most significant risks and exposure to risks and the evaluation of these matters to ensure consensus and mutual understanding between our Board of Directors and management. Finally, each of our committees considers their own particular set of risks associated with its responsibilities.

Q:    What is the leadership structure of our Board of Directors?

A:
Our Board of Directors is led by our Chairman of the Board and our company is led by our President and CEO. We have no formal policy regarding our leadership structure, although our bylaws contemplate a Chairman of the Board as well as a President and/or CEO as executive positions. Our Chairman is currently Mr. Sam Furrow and our President and CEO is Mr. Marc Crossman. We believe that separating the role of Chairman and CEO promotes balance between the oversight function of the Board of Directors and our operational and strategic direction undertaken by our CEO. We believe that this separation also balances the leadership in the boardroom and at the company in its day to day operational activities. In addition, all of our committees have separate committee chairpersons that act as the presiding chair at the particular committee meetings. All of our committees are comprised of independent members. Also, all members are free to request items for inclusion on the agenda at meetings, as well as have an opportunity to bring up any items of discussion at any time among the Board of Directors or with management.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board of Directors has appointed Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for the fiscal year ending November 30, 2013, subject to ratification by our common stockholders at our annual meeting. Representatives of E&Y will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Q:    What is the vote required to approve Proposal 2?

A:
The affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required to ratify the selection of E&Y as our independent registered public accounting firm for the year ending November 30, 2013. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of E&Y.

Q:    How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the ratification and approval of the selection of E&Y to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information as of March 11, 2013 concerning beneficial ownership, as that term is defined in Rule 13d-3 of the Exchange Act, of common stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and nominees for election as a director, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. The information as to beneficial ownership has been furnished by our respective common stockholders, directors and executive officers, and, unless otherwise indicated, each of our common stockholders has sole voting and investment power with respect to the shares beneficially owned.

        Unless indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Pursuant to the rules of the SEC, certain shares of our common stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof (pursuant to the exercise of options or warrants for the purchase of shares of common stock) are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 67,965,904 shares outstanding as of March 11, 2013. The address for the officers and directors is our corporate office located at 2340 South Eastern Avenue, Commerce, California, 90040.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock
Marc B. Crossman Chief Executive Officer, President and Director	2,751,414	(1)	4.04%
Hamish Sandhu Chief Financial Officer	152,864		*
Joseph M. Dahan Creative Director and Director	11,736,203	(2)	17.27%
Samuel J. (Sam) Furrow Chairman of Board of Directors	1,405,554	(3)	2.07%
Joanne Calabrese Director	51,998	(4)	*
Kelly Hoffman Director	50,000	(5)	*
Tom O'Riordan Director	90,664		*
Suhail R. Rizvi Director	133,841	(6)	*
Kent Savage Director	431,199	(7)	*

All directors and executive officers, as a group (8 persons)	16,803,737		24.54%

*
Represents beneficial ownership of less than 1%.

(1)
Includes: (i) 2,501,414 shares held for Mr. Crossman's personal account, including: (a) 447,188 shares of restricted common stock which vest ratably as follows: one-half on February 16, 2014, one-half on February 16, 2015; (b) 86,728 shares of restricted common stock which vest on January 3, 2014; (c) 420,882 shares of restricted common stock which vest ratably as follows: one-third on December 17, 2013, one-third on December 17, 2014 and one-third on December 17, 2015; (ii) 50,000 shares held for the accounts in trust for Mr. Crossman's minor children, for which Mr. Crossman's father is the trustee; and (iii) 200,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Crossman's personal account. Mr. Crossman disclaims beneficial ownership of shares held for the accounts in trust for his minor children. Mr. Crossman has pledged under the terms of certain loan agreements an aggregate of 1,200,000 shares of common stock held in his personal account.

(2)
Includes: (i) 11,695,160 shares held for the personal account of Mr. Dahan; and (ii) 41,043 shares held for the account of Mr. Dahan's spouse.

(3)
Includes: (i) 1,332,562 shares held for the personal account of Mr. Furrow; (ii) 15,300 shares held for the account of Mr. Furrow's spouse; and (iii) 57,692 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options. Mr. Furrow disclaims beneficial ownership of shares held for the account of his spouse. Mr. Furrow has pledged under the terms of certain loan agreements and lines of credit an aggregate of 1,312,561 shares of common stock held in his personal account.

(4)
Includes 9,723 RSUs that vest on March 19, 2013 for Ms. Calabrese's personal account.

(5)
Includes 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Hoffman's personal account.

(6)
Includes 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Rizvi's personal account.

(7)
Includes: (i) 10,250 shares held for the account of Savage Interests LP, a limited partnership which Mr. Savage and his spouse are limited partners; and (ii) 150,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Savage's personal account. Mr. Savage disclaims beneficial ownership of such shares held for the account of Savage Interests LP.

EXECUTIVE OFFICERS

Executive Officers

        Our executive officers and age and position as of March 11, 2013 are as follows:

Name	Age	Position
Marc B. Crossman	41	Chief Executive Officer, President and Director
Hamish Sandhu	50	Chief Financial Officer
Joe Dahan	45	Creative Director and Director

        Marc B. Crossman has served as our Chief Executive Officer since January 2006, our President since September 2004 and a member of our Board of Directors since January 1999. From March 2003 until August 2007, Mr. Crossman served as our Chief Financial Officer. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc., New York City, New York. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University.

        Hamish Sandhu has served as our Chief Financial Officer since August 2007. From January 2006 until August 2007, Mr. Sandhu was Chief Financial Officer of California Tan, Inc., a consumer products company manufacturing and marketing lotion and equipment to the indoor tanning industry. From September 2001 until December 2005, Mr. Sandhu was Chief Financial Officer of Ancra International LLC, a manufacturer of aircraft cargo systems and trucking restraint products. Prior to that, Mr. Sandhu held various Chief Financial and Corporate Controller positions at other manufacturing and distribution based companies. Mr. Sandhu began his career at Deloitte & Touche LLP as a certified public accountant. Mr. Sandhu has a B.A. degree in Economics and Accounting from Australian National University and holds a Certified Public Accountant's license.

        Joe Dahan has served as the president and head designer for our Joe's Jeans Subsidiary, Inc. since its formation in February 2001 and as our Creative Director and member of our Board of Directors since October 2007. Mr. Dahan is responsible for the design, development and marketing of Joe's products. From 1996 until 2001, Mr. Dahan was the head designer for Azteca, where he was responsible for the design, development and merchandising of product lines developed by Azteca. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator.

Other Significant Employees

        Elena Pickett (age 51) has served as our Senior Vice President of Sales since September 2005. From 2000 to 2005, Ms. Pickett served as the Director of Sales for wholesale apparel sales for Lucky

Brand Jeans®, a division of Liz Claiborne Inc. From 1995 to 2000, Ms. Pickett served as the Sales Manager for the West Coast region for Just For Wraps, a junior apparel company based in Los Angeles. Prior to that, Ms. Pickett also held various sales positions at Pepe Clothing, including West Coast Sales Manager for women's denim.

Executive Officer Compensation

        This discussion of our executive officer compensation focuses on the following: (1) the objectives of the executive compensation policies and practices, (2) the objectives that the compensation program is designed to reward; (3) each element of compensation, (4) the rationale for each element of compensation, (5) the methodologies utilized by us in determining the amounts to pay for each element, and (6) how an element of compensation and our rationale for each element fit together within our overall compensation objectives. This discussion relates to our Principal Executive Officer, Principal Financial Officer, and our Creative Director, or collectively, our Named Executive Officers.

Compensation Philosophy

        Our executive compensation program is designed to provide proper incentive to management to maximize performance in order to encourage creation of stockholder value and achievement of strategic corporate objectives, attract and retain qualified, skilled and dedicated executives on a long-term basis, reward past performance and provide incentives for future performance.

        In keeping with these objectives, our goal is to (1) align the interests of the executive officers with the interests of our stockholders, (2) ensure the long-term commitment of our management team, and (3) ensure accountability for both our overall performance and the individual's performance and contribution.

        In setting the level of cash and equity compensation, the Compensation Committee of our Board of Directors considers various factors, including our overall performance and the individual's performance during the year, the uniqueness and relative performance of the executive's skill set, the expected future contribution to us and competitive conditions. In addition, the Compensation Committee considered our stockholder affirmative 'say on pay' vote at our annual meeting in October 2011 and continued to apply the same principles in determining the amounts and types of executive compensation.

Elements of Compensation

        Our compensation structure for our Named Executive Officers consists of a combination of (1) base salary, (2) long-term incentive awards (equity awards), (3) company paid benefits, and (4) discretionary bonuses. The Compensation Committee also takes into account certain change in control provisions available to our Named Executive Officers.

        Both Mr. Crossman and Mr. Dahan have employment agreements with us. Mr. Sandhu is an at-will employee. Mr. Sandhu was given an employment offer letter in connection with his offer of employment as our Chief Financial Officer in August 2007.

  Base Salary

        Our Compensation Committee reviews the base salary for our Chief Executive Officer on an annual basis, and considers the recommendation by the Chief Executive Officer for our other Named Executive Officers other than himself. The Compensation Committee utilized the compensation data from Mercer Human Resources Consulting, a compensation consultant previously engaged in 2007 to serve as an independent advisor to the Compensation Committee to conduct a review of the compensation for our Chief Executive Officer and non-employee directors, examine the pay level and practices of a group of peer companies similar in terms of size and industry, highlight trends in such compensation and provide recommendations regarding our practices. Mercer prepared for our Compensation Committee a competitive analysis of compensation utilizing comparable company compensation data, including size and industry appropriate survey data and advice around short and long-term incentive programs. This information provided a basis for the discussion of our Chief Executive Officer's salary for fiscal 2008. In fiscal 2008, our Chief Executive Officer's base salary was increased to $429,300, which represented the amount in the 50th percentile of the peer group companies. Our Chief Executive Officer's base salary has remained unchanged since fiscal 2008.

  Bonuses

        Recognizing the importance of the element of bonus compensation for our chief executive, in fiscal 2008, the Compensation Committee placed in Mr. Crossman's employment agreement a bonus provision which targeted his bonus at 50 percent of his base salary based upon certain performance measures. The Compensation Committee discussed the formal criteria for Mr. Crossman's 2008 performance measures noting that the performance measures set for the 2008 fiscal year would be utilized in future fiscal years. The Committee discussed various methods of measurement noting that the following were drivers to our overall performance. Those methods of measurements discussed included Earnings Before Income, Taxes and Depreciation (EBITDA), net profits, store performance, net sales, gross margins and inventory. After this discussion, the Compensation Committee decided to utilize EBITDA and net sales weighted equally as the performance measures for Mr. Crossman's bonus, which remained in place for fiscal 2012. In February 2012, the Compensation Committee awarded a bonus to Mr. Crossman in the amount of $184,313 for his services during fiscal 2011 based upon EBITDA and net sales weighted equally as performance measures. In December 2012, the first quarter of our fiscal year 2013, the Compensation Committee awarded a bonus to Mr. Crossman in the amount of $384,223.50 for his services during fiscal 2012 based upon EBITDA and net sales weighted equally as performance measures.

  Long-Term Incentive Compensation

        Our Compensation Committee administers our stock incentive plans and believes that the long-term commitment of our employees, including our Named Executive Officers, is an important factor in our future performance. The primary element used to promote the long-term performance and commitment of our Named Executive Officers is long-term incentive compensation through grants of restricted stock or restricted stock units (RSUs) pursuant to our stock incentive plans. Our Amended Stock Incentive Plan, which we currently make grants under, is a restatement of the earlier 2004 Stock Incentive Plan. The Compensation Committee believes that equity grants with time-based vesting restrictions aid in retention and better align the interests of our Named Executive Officers with those of our stockholders. Further, the equity grants motivate our Named Executive Officers to make long-term decisions that are in our best interest and to provide incentive to maximize stockholder value.

        We do not coordinate the timing of equity award grants with the release of financial results or other material announcements by us and generally, we have made annual equity grants to our non-employee directors in connection with our annual meeting of stockholders or shortly thereafter. In connection with our equity award grants to our Chief Executive Officer and other Named Executive Officers, we generally hold a Compensation Committee meeting in the first quarter of the following fiscal year to determine equity award grants.

        We believe that providing Named Executive Officers who have responsibility for our management and growth with an opportunity to increase their stock ownership aligns the interests of the executive officers with those of our stockholders. Accordingly, the Compensation Committee also considers equity grants to be an important aspect in compensating and providing incentives to management and employees. The Compensation Committee determines the number of shares for each stock incentive grant based upon the executive officer's role and responsibilities, the executive officer's base salary, the recommendation of our Chief Executive Officer of the job performance of the individual. For the equity grants to our Chief Executive Officer and our non-employee directors, the Compensation Committee also utilized the data presented and compared with comparable awards to individuals in similar positions in our industry.

        Based upon this data, Mr. Crossman's employment agreement contained a provision which set forth his long-term incentive compensation through a grant of restricted stock or RSUs pursuant to our stock incentive plans, which include our Amended Stock Incentive Plan and our 2004 Stock Incentive Plan, with a fair market value equal to 100 percent of his base salary. For fiscal 2010, Mr. Crossman in January 2011 received a grant of restricted stock in the amount of 260,182 shares that vested or will vest in 1/3 installments on each anniversary date of the grant in 2012, 2013 and 2014, respectively. Mr. Dahan and Mr. Sandhu each received a grant of RSUs in the amount of 181,818 and 69,545, respectively, that vest or will vest in an amount equal to 1/8 of the total grant on June 18, 2011 and thereafter every six months until the Restricted Common Stock Units, or RSUs, are fully vested on December 18, 2014. In February 2012, Mr. Crossman received a grant of restricted stock in the amount of 670,781 shares that vest in 1/3 installments on each anniversary date of the grant in 2013, 2014 and 2015, respectively, in accordance with the terms of his employment agreement for fiscal 2011. Also in February 2012, Mr. Dahan and Mr. Sandhu each received a grant of RSUs in the amount of 214,285 and 116,571, respectively, that vested or will vest in an amount equal to 1/8 of the total grant on June 18, 2012 and thereafter every six months until the RSUs are fully vested on December 18, 2015. In December 2012, the first quarter of our fiscal year 2013, Mr. Crossman received a grant of restricted stock in the amount of 420,882 shares that vest in 1/3 installments on each anniversary date of the grant in 2013, 2014 and 2015, respectively, in accordance with the terms of his employment agreement for fiscal 2012. Also in December 2012, Mr. Dahan and Mr. Sandhu each received a grant of RSUs in the amount of 294,118 and 179,000, respectively, that vested or will vest in an amount equal to 1/8 of the total grant on June 18, 2013 and thereafter every six months until the RSUs are fully vested on December 18, 2016.

  Benefits

        Benefits offered to our Named Executive Officers are substantially the same as those offered to all our regular employees and generally include medical insurance, dental insurance, 401(k) plan, disability insurance, life insurance and flexible spending account. For our Named Executive Officers, we pay all premiums associated with such benefits as described in footnote 3 to the Summary Compensation Table.

  Change in Control Provisions

        Our Chief Executive Officer and our Creative Director have change in control provisions in their respective employment agreements, as described below. These provisions provide these Named Executive Officers with certain compensation arrangements in the event that their employment is terminated following a change in control. In addition, our stock incentive plans contain a change in control provision which provides for the immediate vesting in full of all grants or lapse of all restrictions for all grantees, including our Named Executive Officers, in the event a change in control occurs.

  Relationship Between Elements and Objectives

        In determining the total amount and mixture of the compensation package for our Chief Executive Officer, our Compensation Committee subjectively considers individual performance, including past and expected contributions, overall performance of the company as a whole, long-term goals and such other factors as our Compensation Committee determines appropriate. The use of both cash compensation (salary and bonus) and long-term compensation (equity awards) achieves the objectives of attracting, motivating and retaining our Chief Executive Officer, other Named Executive Officers and employees. Long-term compensation realized through the use of equity awards achieves the objectives of aligning management's interests with stockholders' interests and ensuring the long-term commitment of the management team. For fiscal 2012, the Compensation Committee in early fiscal 2013 considered, evaluated and discussed the data presented to provide the basis for its discussion and decision regarding compensation for fiscal 2012.

  Executive Management's Involvement in Compensation Policies

        Our Compensation Committee determines the compensation of our Chief Executive Officer and directors and reviewed and approved our compensation of our Creative Director and Chief Financial Officer based upon the recommendation from our Chief Executive Officer regarding expected contributions, long term goals and other factors appropriate to the respective positions. Our Compensation Committee approves all grants of equity compensation, including the pool for non-officer employees.

  Tax Considerations

        Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that a publicly-held corporation can deduct in any one year for compensation paid to certain executive officers. However, the $1 million deduction limit does not apply to compensation that is performance-based and provided under a plan that has been approved by our stockholders.

        While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions as noted above and retains the flexibility to grant awards it determines to be consistent with our goal for our executive compensation program even if the award is not deductible by us for tax purposes. In addition, there may be ambiguities regarding how the conditions to qualify as "performance-based" compensation will be interpreted and administered under the income tax regulations, so that amounts that we intend or expect to qualify as deductible may not so qualify. Accordingly, there is no certainty that all elements of compensation discussed in this proxy statement will in fact be deductible.

        In fiscal 2011 and fiscal 2012, we made certain payments and awards to our named executive officers that exceeded the $1 million limit and were not designed to qualify as performance-based compensation under Section 162(m) for tax deductibility. Thus, such payments are not deductible by us.

  Pension Benefits

        We do not provide any pension benefits to any of our Named Executive Officers or employees.

  Nonqualified Deferred Compensation

        We do not provide any non-qualified deferred compensation to any of our Named Executive Officers or employees.

Summary Compensation Table

        The following table provides certain summary information concerning the compensation earned by our Named Executive Officers for the fiscal years ended November 30, 2012 and November 30, 2011, respectively (rounded to the nearest thousand).

Name and Principal Position	Year	Salary(1)	Bonus		Stock awards(2)		All other compensation(3)		Total
Marc Crossman	2012	$462,000	$384,000	(4)	$429,000	(5)	$25,000		$1,300,000
Chief Executive Officer and	2011	462,000	184,000	(4)	429,000	(6)	23,000		1,098,000
President
Hamish Sandhu	2012	269,000	—		82,000	(7)	24,000		375,000
Chief Financial Officer	2011	267,000	—		115,000	(8)	23,000		405,000
Joseph Dahan	2012	317,000	—		150,000	(9)	1,881,000	(11)	2,348,000
Creative Director	2011	317,000	—		300,000	(10)	1,775,000	(11)	2,392,000

(1)
Salary amount includes a payout for earned but unused vacation at the Named Executive Officers daily rate. In accordance with our employee handbook, all regular full-time employees are eligible to be paid out for earned but unused vacation at the end of each fiscal year.

(2)
Represents restricted common stock and RSUs issued pursuant to our Amended Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with Accounting Standards Codification 718, or ASC 718. For a discussion on the assumptions made regarding the valuation of the stock awards and option awards, please see "Note 7—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012.

(3)
The following table details the components of this column.

Name and principal position	Year	Benefit of company paid health insurance(a)	401(k) match	Contingent consideration(b)	Total
Marc Crossman	2012	19,000	6,000	—	25,000
	2011	18,000	5,000	—	23,000
Hamish Sandhu	2012	19,000	5,000	—	24,000
	2011	18,000	5,000	—	23,000
Joseph Dahan	2012	19,000	—	1,862,000	1,881,000
	2011	19,000	—	1,757,000	1,776,000

(a)
This amount represents health premiums paid on behalf of the Named Executive Officer in excess of premiums paid for other employees.

(b)
This amount represents contingent consideration payments paid to Mr. Dahan in connection with the merger agreement with JD Holdings. The payments are not part of his employment agreement, but were included in the merger agreement and he was entitled to the payments irrespective of his employment status. See also "Employment Contracts and Termination of Employment and Change in Control Arrangements—Joseph M. Dahan" for a further discussion on the new agreement with Mr. Dahan entered into in February 2013.

(4)
Mr. Crossman was awarded a bonus in February 2012 for his service in fiscal 2011 and in December 2012 (the first quarter of our fiscal year for 2013) for his service in fiscal 2012 and thus, such bonuses are included in compensation for fiscal 2011 and 2012, respectively.

(5)
The restricted common stock was granted to Mr. Crossman on February 16, 2012 for service for 2011 and vests one-third on each year thereafter from the date of grant. This figure represents the aggregate dollar amount of the original grant. See also footnote (2) above for discussion on compensation amount.

(6)
The restricted common stock was granted to Mr. Crossman on January 3, 2011 for service for 2010 and vests one-third on each year thereafter from the date of grant. This figure represents the aggregate dollar amount of the original grant. See also footnote (2) above for discussion on compensation amount.

(7)
The RSUs were granted to Mr. Sandhu on February 28, 2012 for service for 2011 and vest as follows: one-eighth of the shares began vesting on June 18, 2012 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the aggregate dollar amount of the original grant. See also footnote (2) above for discussion on compensation amount.

(8)
The RSUs were granted to Mr. Sandhu on January 3, 2011 for service for 2010 and vest as follows: one-eighth of the shares began vesting on June 18, 2011 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the aggregate dollar amount of the original grant. See also footnote (2) above for discussion on compensation amount.

(9)
The RSUs were granted to Mr. Dahan on February 28, 2012 for service for 2011 and vest as follows: one-eighth of the shares began vesting on June 18, 2012 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the aggregate dollar amount of the original grant. See also footnote (2) above for discussion on compensation amount.

(10)
The RSUs were granted to Mr. Dahan on January 3, 2011 for service for 2010 and vest as follows: one-eighth of the shares began vesting on June 18, 2011 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the aggregate dollar amount of the original grant. See also footnote (2) above for discussion on compensation amount.

(11)
For a discussion on the contingent consideration payments and the new agreement entered into with Mr. Dahan, please see "Employment Contracts and Termination of Employment and Change in Control Arrangements—Joseph M. Dahan."

Grants of Plan-Based Awards

        Our Named Executive Officers received grants of plan based awards pursuant to our 2004 Stock Incentive Plan in January 2011 for service during fiscal 2010 and are disclosed in our filings with respect to fiscal 2011. In February 2012, our Named Executive Officers received grants of plan based awards pursuant to our Amended Stock Incentive Plan for service during fiscal 2011 and are disclosed in our filings with respect to fiscal 2012.

Outstanding Equity Award at 2012 Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers during our fiscal year ended November 30, 2012.

	Option awards					Stock awards
	Number of securities underlying unexercised options		Number of securities underlying unexercised options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards:		Equity incentive plan awards:
Name	Exercisable		Unexercisable					Number of unearned shares, units or other rights that have not vested		Market or payout value of unearned shares, units or other rights that have not vested
Marc Crossman								670,781	(1)	$596,995
								173,455	(2)	$154,375
	200,000	(3)		$1.63	3-Sep-14
Hamish Sandhu								102,000	(4)	$90,780
								43,466	(5)	$38,684
								58,125	(6)	$51,731
								18,750	(7)	$16,688
Joseph Dahan								187,499	(4)	$166,874
								113,636	(5)	$101,136
								170,625	(6)	$151,856
								68,250	(7)	$60,743

(1)
These shares vest as follows: one-third of the shares vested on February 16, 2013; one-third of the shares vest on February 16, 2014; and one-third of the shares vest on February 16, 2015.

(2)
These shares vest as follows: one-half of the shares vested on January 3, 2013 and one-half of the shares vest on January 3, 2014. This figure represents the remaining amount to vest as of November 30, 2012.

(3)
This grant of stock options became fully vested as of September 3, 2005.

(4)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2012 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest as of November 30, 2012.

(5)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2011 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest as of November 30, 2012.

(6)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2010 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest as of November 30, 2012.

(7)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2009 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest as of November 30, 2012.

Option Exercises and Stock Vested During Fiscal 2012

        In our fiscal year ended November 30, 2012, Mr. Crossman exercised an option to purchase 10,000 shares of our common stock and an option to purchase 7,874 shares of our common stock expired unexercised. During fiscal 2012, 734,354 shares of restricted stock or RSUs vested for our Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Marc Crossman	301,156	$286,000
Hamish Sandhu	120,708	$92,000
Joseph Dahan	322,490	$250,000

Employment Contracts and Termination of Employment and Change in Control Arrangements

Change in Control Provisions

        Our Chief Executive Officer and our Creative Director have change in control provisions in each person's employment agreement. These provisions provide these Named Executive Officers with certain compensation arrangements in the event that a change in control occurs. In addition, our Amended and Restated 2004 Stock Incentive Plan and our 2004 Stock Incentive Plan each contain a change in control provision which provides for the immediate vesting in full of all grants or lapse of all restrictions for all grantees, including our Named Executive Officers, in the event a change in control occurs.

Marc Crossman

        On May 30, 2008, we entered into an Executive Employment Agreement, or the Crossman Employment Agreement, with Mr. Crossman to serve as our President and Chief Executive Officer. Mr. Crossman has been serving as our President since September 2004 and as Chief Executive Officer since January 2006 under an employment at-will arrangement.

        Under the terms of the Crossman Employment Agreement, Mr. Crossman receives an annual salary of $429,300 and is entitled to receive other cash and non-cash compensation, including an annual discretionary bonus targeted at 50% of his base salary based upon the achievement of financial and other performance criteria as set forth in the Crossman Employment Agreement, an annual grant of equity compensation pursuant to our stock incentive plans, and life and disability insurance policies paid on his behalf. The Crossman Employment Agreement was effective as of December 1, 2007, the commencement of our 2008 fiscal year, and had an initial term of two years, which automatically renewed for another two year period on December 1, 2009 and December 1, 2011, respectively. The Crossman Employment Agreement automatically renews for additional two year periods ifwe do not or Mr. Crossman does not provide 180 days' advanced notice of non-renewal prior to the end of the term or upon the occurrence of a change in control.

        In the event that Mr. Crossman's employment is terminated by us other than for Cause, terminated by Mr. Crossman for Good Reason, terminated by us within 18 months following a Change in Control and without Cause, or terminated by Mr. Crossman within 18 months following a Change in Control and for Good Reason, Mr. Crossman will be entitled to certain severance payments and benefits, including an amount equal to 24 months of his prior year's base salary and bonus in exchange for his execution of a release of claims. Mr. Crossman will not be entitled to severance benefits if he dies during the term of his employment, he is terminated for cause or due to disability, he terminates his employment for a reason other than a good reason, or revokes his agreement to release us from any and all claims related to his employment. "Cause" is defined as: (i) conviction of an offense involving an act of dishonesty, fraud or any other act of moral turpitude, or using alcohol, narcotics or illegal drugs to such an extent that it repeatedly materially adversely affects executive's performance hereunder; (ii) substantial and willful failure to perform specific and lawful written directives of the Board; (iii) willful and knowing violation of any rules or regulations of any governmental or regulatory body that is materially injurious to the financial condition of the company; (iv) conviction of or plea of guilty or nolo contendere to a felony or an act of moral torpitude; or (v) a material breach of the terms and conditions of the employmentgreement. "Disability" is defined as executive's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the company and executive), (i) absent from the full-time performance of his duties for 120 consecutive days during any 12 month period or (ii) if a physician acceptable to the company and executive advises us that it is likely that executive will be unable to return to the full-time performance of his duties for 120 consecutive days during the succeeding 12 month period. "Good Reason" is defined as (i) a material breach of the employment agreement by us that is not cured in the applicable time periods;

(ii) relocation of the company more than 50 miles from Commerce, California; or(iii) a material reduction in Mr. Crossman's base salary. A "Change in Control" is defined as (i) a change in the our incumbent directors such that they no longer constitute a majority of the directors; (ii) any person or entity becoming the beneficial owner of 50 percent or more of our combined voting power; (iii) the consummation of a merger, consolidation, hshare exchange ro other coprporate transaction involving us that requires the approval of our stockholders where our stockholders as a group no longer own at least 50 percent of the voting power of the surviving corporation or our board members do not constitute a majority of the new board members of the surviving corporation; or (iv) the approval by our stockholders to liquidate or dissolve.

        Mr. Crossman is subject to confidentiality, non-solicitation and non-competition restrictions during the term of his employment and is subject to the confidentiality and non-solicitation provisions for a period of two years following termination of his employment.

Joseph M. Dahan

        In connection with the completion of a merger between us, our Joe's Subsidiary and JD Holdings in October 2007, Mr. Dahan's employment agreement automatically became effective for service as our Creative Director. Under the employment agreement, the initial term of employment is five years with automatic renewals for successive one year periods thereafter, unless terminated earlier. Mr. Dahan is entitled to an annual salary of $300,000 and other discretionary benefits that the Compensation Committee of the Board of Directors may deem appropriate in its sole and absolute discretion.

        Under the terms of the employment agreement, we may terminate the employment of Mr. Dahan for Cause or for Mr. Dahan's Disability. "Cause" is defined as (i) a conviction, plea of guilty or nolo contendere to a felony or a crime of moral turpitude; (ii) a material breach of any provision of the employment agreement that is not cured within 45 days of receipt of written notice of such breach; (iii) the solicitation, persuasion or attempt at persuasion for any employee, consultant, contractor, customer or potential customer to engage in an act prohibited by the employment agreement; or (iv) a violation of any of our policies in our handbook or code of ethics and such violation constitutes a breach of the Code of Ethics or warrants termination. "Disability" is defined as inability to perform duties for 180 consecutive days or shorter periods aggregating 270 days during any 12 month period.

        Should we terminate Mr. Dahan's employment for Cause or Disability, we would only be required to pay him through the date of termination. We may terminate Mr. Dahan's employment without Cause at any time upon two weeks' notice, provided that we pay him the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Mr. Dahan may terminate his employment for Good Reason at any time within 30 days written notice. "Good Reason" is defined as (i) a material breach of the employment agreement by us that is not cured within 30 days of written notice or (ii) Mr. Dahan's decision to terminate employment at any time after 18 months following a Change in Control. A "Change in Control" is defined as (i) the sale or disposal of all or substantially all of the assets; (ii) the merger or consolidation with another company provided that our stockholders as a group no longer own at least 50 percent of the voting power of the surviving corporation; (iii) any person or entity becoming the beneficial owner of 50 percent or more of our combined voting power; or (iv) the approval by our stockholders to liquidate or dissolve. In the event that Mr. Dahan terminates his employment for Good Reason, then he will be entitled to the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Further, Mr. Dahan may terminate his employment for any reason upon ten business days' notice and only be entitled to his salary as of the date of termination on a pro rata basis.

        The employment agreement contains customary terms and conditions related to confidentiality of information, ownership by us of all intellectual property, including future designs and trademarks, alternative dispute resolution and Mr. Dahan's duties and responsibilities to us as Creative Director.

        In addition, pursuant to the merger agreement, Mr. Dahan was entitled to, for 120 months following October 25, 2007, irrespective of his employment status, additional contingent consideration payments based upon our achievement of certain gross profit thresholds on sales from our Joe's® brand products. On February 18, 2013, we entered into a new agreement with Mr. Dahan that provided certainty of payments to him by removing the contingencies related to the contingent consideration payments. This agreement fixed the overall amount to be paid by us for the remaining months of year six through year 10 with payments being made over an accelerated time period until November 2015 instead of October 2017. Under the agreement, the total aggregate amount Mr. Dahan will receive is $9,168,000, which will be paid in weekly installments until November 2015. In addition, Mr. Dahan agreed to a restrictive covenant relating to non-competition and non-solicitation until November 30, 2016 in addition to the restrictive covenant in the original merger agreement.

Hamish Sandhu

        In connection with Mr. Sandhu's appointment as CFO, we entered into a written offer letter whereby Mr. Sandhu agreed to serve as our CFO. Under the terms of the offer letter, Mr. Sandhu's annual base salary was $205,000, which was increased to $255,000 in November 2008 and $280,000 in December 2012. We also agreed to pay the full cost of participation in our health insurance plan for Mr. Sandhu and his family. Notwithstanding anything to the contrary, Mr. Sandhu is an employee at-will and has not entered into an employment agreement with us.

Amended and Restated 2004 Stock Incentive Plan, 2004 Stock Incentive Plan, Restricted Stock Agreement and Restricted Stock Unit Awards

        Under the terms both of the Amended and Restated 2004 Stock Incentive Plan and the 2004 Stock Incentive Plan, all unvested awards accelerate and immediately vest upon the occurrence of a Change in Control for all grantees. Further, Mr. Crossman's Restricted Stock Agreement and each RSU Award contains certain provisions regarding the terms and conditions of the grant. Each vests upon the earliest to occur of the participant's Death, Disability (each as defined in the Plan), or separation from service by us without Just Cause (as defined below). Upon a separation from service for any other reason (including, without limitation, termination by us for Just Cause or by participant for any reason) prior to the date that participant becomes 100 percent vested in the award, the unvested units or shares are forfeited immediately. Under the award agreements, "Just Cause" means (a) a conviction for, or a plea of guilty or nolo contendere to, a felony or any other crime which involves fraud, dishonesty or moral turpitude, or (b) a material breach of any written employment policies or rules, including our Code of Business Conduct and Ethics.

 REPORT OF THE AUDIT COMMITTEE

        In accordance with the written charter of the Audit Committee, which was adopted by our Board of Directors on May 22, 2003, the Audit Committee assists the Board of Directors in oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. In addition, the Audit Committee recommends to the full Board of Directors the selection of the independent auditors.

        Currently, all Audit Committee members are "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC and Mr. O'Riordan has also been designated to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC.

        In performing its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended November 30, 2012 with management and our independent auditors. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, (AICPA Professional Standards Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

        The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and us that might bear on the independent auditors' independence consistent with PCAOB Rule 3520. The Audit Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself that the non-audit services provided by the independent accountants are compatible with maintaining their independence.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012 for filing with the SEC.

The Audit Committee:

  Thomas F. O'Riordan, Chairman of the Audit Committee
  Sam Furrow
  Kent Savage

 RELATED PARTY TRANSACTIONS

        Our Audit Committee charter provides that that all transactions between us and persons or entities affiliated with our officers, directors or principal common stockholders must be approved by our Audit Committee. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arms' length transactions with independent third parties. For fiscal 2012, our related party transactions, all of which were previously approved by our Audit Committee, are described below.

Joe Dahan

        As part of the consideration paid in connection with the merger with JD Holdings that was consummated in October 2007, Mr. Dahan was entitled to a certain percentage of the gross profit earned by us in any applicable fiscal year until October 2017. Mr. Dahan was entitled to the following: (i) 11.33 percent of the gross profit from $11,251,000 to $22,500,000; (ii) 3 percent of the gross profit from $22,501,000 to $31,500,000; (iii) 2 percent of the gross profit from $31,501,000 to $40,500,000; and (iv) 1 percent of the gross profit above $40,501,000. On February 18, 2013, we entered into a new agreement with Mr. Dahan that provided certainty of payments to him by removing the contingencies related to the contingent consideration payments. This agreement fixed the overall amount to be paid by us for the remaining months of year six through year 10 with payments being made over an accelerated time period until November 2015 instead of October 2017. Under the agreement, the total aggregate amount Mr. Dahan will receive is $9,168,000, which will be paid in weekly installments until November 2015. In addition, Mr. Dahan agreed to a restrictive covenant relating to non-competition and non-solicitation until November 30, 2016 in addition to the restrictive covenant in the original merger agreement.

        For fiscal 2012, 2011 and 2010, payments of $1,862,000, $1,757,000 and $1,785,000, respectively, were made to Mr. Dahan and were recorded in the statement of income related to the contingent consideration payments made to Mr. Dahan under this agreement.

Albert Dahan

        In April 2009, we entered into a commission-based sales agreement with Albert Dahan, brother of Joe Dahan, for the sale of our products into the off-price channels of distribution. Under the agreement, Mr. Albert Dahan is entitled to a commission for purchase orders entered into by us where he acts as a sales person. The agreement may be terminated at any time for any reason or no reason with or without notice. For fiscal 2012, 2011 and 2010, payments of $573,000, $580,000 and $719,000, respectively, were made to Mr. Albert Dahan under this arrangement.

        Effective as of June 1, 2009, we entered into a license agreement for the license of the children's product line with Kids Jeans LLC, or Kids LLC, an entity in which Mr. Albert Dahan holds an interest and has voting control. Under the terms of the license, Kids LLC had an exclusive right to produce, distribute and sell children's products bearing the Joe's® brand on a worldwide basis, subject to certain limitations on the channels of distribution. In exchange for the license, Kids LLC paid us a royalty payment of 20 percent on the first $5,000,000 in net sales, or $1,000,000. In April 2011, we terminated the license agreement and in June 2011, we entered into a settlement agreement with Kids LLC. Pursuant to the terms of the settlement agreement, Kids LLC agreed to pay to us approximately $450,000 in exchange for Kids LLC's right to continue to sell children's apparel products until September 30, 2011 or December 31, 2011, depending on the product to be sold and customer to whom it will be sold. In exchange, the parties entered into mutual releases with respect to all claims related to the subject matter. In October 2011, we entered into a new agreement, or New Agreement, similar to the previous one, with Ever Blue LLC, or Ever Blue, an entity which Albert Dahan is the sole member, for the continued sale of children's products. In exchange for the license, Ever Blue pays to us a royalty on net sales with certain guaranteed minimum sales for each term. For fiscal 2012, we recognized $296,000 in royalty income under the New Agreement. In connection with the New Agreement, we provided initial funding to Ever Blue for inventory purchases. There was no amount outstanding at November 30, 2012.

Director Independence

        Currently, the following members of our Board of Directors are considered "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC:

  •
  Joanne Calabrese

  •
  Sam Furrow

  •
  Kelly Hoffman

  •
  Thomas F. O'Riordan

  •
  Suhail Rizvi

  •
  Kent Savage

        In making its determination that the foregoing directors are independent, the Board of Directors considered all relevant facts and circumstances. There are no current transactions with members of the Board of Directors that needed to be considered for any impact on the respective member's independence. We do not have any past or present members serving on our Audit Committee, Compensation Committee and Nominating and Governance Committee that are not considered to be independent.

Equity Compensation Plan Information

        The following table sets forth certain information about our common stock that may be issued upon the exercise of options, warrants and rights under all of the our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of November 30, 2012, which includes our Amended and Restated 2004 Stock Incentive Plan, our 2004 Stock Incentive Plan and our 2000 Director Stock Incentive Plan. We stopped granting options under our 2004 Stock Incentive Plan and 2000 Director Stock Incentive Plan after the adoption and approval of our Amended and Restated 2004 Stock Incentive Plan on October 26, 2011 and our 2004 Stock Incentive Plan on June 3, 2004, respectively.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)
Amended and Restated Stock Incentive Plan	—	$—	4,406,453
2004 Incentive Plan	775,000	$4.03	N/A	(2)
2000 Director Plan	21,794	$1.30	N/A	(2)

	796,794	$3.96	4,406,453

(1)
See "Amended and Restated 2004 Stock Incentive Plan," "2004 Stock Incentive Plan" and "2000 Director Stock Incentive Plan" described in "Notes to Consolidated Financial Statements—Note 7—Stockholders' Equity—Stock Incentive Plans" in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012 for a further description of our equity compensation plans.

(2)
While there are shares available, we no longer grant options under our 2000 Director Stock Incentive Plan since the adoption and approval of our 2004 Stock Incentive Plan on June 3, 2004 and or our 2004 Stock Incentive Plan since the adoption and approval of our Amended and Restated 2004 Stock Incentive Plan on October 26, 2011.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC on a timely basis. Directors, officers and greater than ten percent beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of copies of such forms furnished to us and certain of our internal records, or upon written representations from officers, directors and greater than ten percent beneficial owners that no Form 5 was required, we believe that during the fiscal year ended November 30, 2012, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        For the fiscal years ended November 30, 2012 and 2011, Ernst &Young LLP, or E&Y, billed the approximate fees as described below.

Audit Fees

        Fees for audit services totaled approximately $433,000 for the year ended November 30, 2012 and $433,000 for the year ended November 30, 2011, including fees associated with the annual audit and reviews of our quarterly reports on Form 10-Q.

Audit-Related Fees

        There were no fees for audit-related services for the years ended November 30, 2011 and 2010.

Tax Fees

        Fees for tax services, including tax compliance and return preparation, tax advice, and tax planning, totaled approximately $70,000 for the year ended November 30, 2012 and $76,000 for the year ended November 30, 2011.

All Other Fees

        There were no other fees for the years ended November 30, 2012 and November 30, 2011.

        The Audit Committee has adopted a policy which requires the Audit Committee's pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The Audit Committee approves such services on an on-going basis prior to the incurrence of any such audit and non-audit services. The Audit Committee pre-approved all of the audit and non-audit services rendered by E&Y listed above.

        The Audit Committee has determined that the services provided by E&Y were compatible with maintaining E&Y's independence.

OTHER BUSINESS TO BE TRANSACTED

        As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

VOTE BY TELEPHONE OR INTERNET
QUICK * * * EASY * * * IMMEDIATE

Joe's Jeans Inc.

        Voting by telephone or Internet is quick, easy and immediate.    As a Joe's Jeans Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on April 7, 2013.

To Vote Your Proxy By Internet
www.cstproxyvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy By Phone
1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

(continued from other side)

        I/We hereby revoke any other proxy to vote at the Annual Meeting, and hereby ratify and confirm all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

        I/We hereby acknowledge prior receipt of the notice of annual meeting of stockholders and proxy statement dated March 11, 2013, the Annual Report on Form 10-K for the year ended November 30, 2012 and hereby revoke any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the 2013 annual meeting of stockholders and voting in person.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

JOE'S JEANS INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, APRIL 8, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, proxy statement and proxy card
are available at http://www.joesjeans.com/2013proxy.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The stockholder (whose signature appears in the reverse side of this proxy card) of Joe's Jeans Inc., or the Company, hereby appoints Marc B. Crossman with full power of substitution, as proxy to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2013 annual meeting of stockholders to be held on Monday, April 8, 2013, at 2:00 p.m. (local time) at the DoubleTree by Hilton Hotel Los Angeles-Commerce, 5757 Telegraph Road, Commerce, California 90040 upon the following matters and any other matter as may properly come before the 2012 annual meeting of stockholders or any adjournments thereof.

(continued and to be dated and signed on reverse side.)

PROXY

						Please mark your votes like this		☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of eight directors to serve on the Board of Directors until the 2014 annual meeting of stockholders or until their respective successors are elected and qualified:

(Instruction: to withhold authority to vote for any individual nominee, strike that nominee's name from the list above.)			FOR all the nominees listed above except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all the nominees listed above.	2. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending November 30, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(1) Samuel J. Furrow (4) Joe Dahan (7) Suhail R. Rizvi	(2) Marc B. Crossman (5) Kelly Hoffman (8) Kent Savage	(3) Joanne Calabrese (6) Thomas F. O'Riordan	☐	☐
This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters.
 IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.
☐ I PLAN TO ATTEND THE APRIL 8, 2013 ANNUAL MEETING OF STOCKHOLDERS.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature of Stockholder or Authorized Representative	Date	, 2013.

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.